UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

Effective May 15, 2014, John A. Kapitula resigned from his position as Senior Vice President, Operations, of Violin Memory, Inc. (the “Company”) and from his positions as an officer and/or director of the Company’s subsidiaries. In connection with his resignations, Mr. Kapitula and the Company entered into a letter agreement (the “Agreement”) dated May 15, 2014. The material terms of the Agreement are summarized below.

The Company agreed to pay or provide to Mr. Kapitula the following:

As a separation payment, the continuation of the payment of his annual base compensation for six months following his Separation Date (as that term is defined in the Agreement) through November 14, 2014, which is a total amount of $130,000.00, less applicable withholdings;

In the event Mr. Kapitula elects to continue his current health insurance pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of his COBRA expenses for a period of six months commencing on June 1, 2014; and

In accordance with the terms and conditions of the award, an additional twelve months of vesting of certain restricted stock units awarded to Mr. Kapitula in 2013.

Among other things, Mr. Kapitula provided a general release to the Company, subject to the terms and conditions of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Letter Agreement, dated May 15, 2014, between John A. Kapitula and Violin Memory, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: May 21, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Letter Agreement, dated May 15, 2014, between John A. Kapitula and Violin Memory, Inc.